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Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the use in this Registration Statement on Form S-1 of our reports dated March 31, 2010 and April 10, 2008, except with respect to the change in the Company's accounting for noncontrolling interests as discussed in Note 17, as to which the date is November 23, 2010 relating to the financial statements of Kinder Morgan Holdco LLC, which appear in such Registration Statement. We also consent to the references to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Houston, Texas
November 22, 2010

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  Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM